                              TERA COMPUTER COMPANY
                          (A DEVELOPMENT STAGE COMPANY)
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


                                                                       PERIOD FROM
                                                                       DECEMBER 7,
                                                                     1987 (INCEPTION)
                                           THREE MONTHS ENDED            THROUGH
                                               MARCH 31,                MARCH 31,
                                            1997         1998              1998
                                       -------------   -----------    ----------------
                                                                       (As restated,
                                                                        see notes to
                                                                         financial
                                                                        statements)
WEIGHTED AVERAGE SHARES
  OUTSTANDING                             6,663,235    11,333,104         2,394,140

NET LOSS FOR
  COMMON STOCK                          ($2,441,390)  ($5,191,481)     ($57,637,608)
                                        ===========   ===========      ============

NET LOSS PER COMMON SHARE;                   ($0.37)       ($0.46)          ($24.07)
  BASIC AND DILUTED



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